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            [LETTERHEAD FOR GOODWIN, PROCTOR & HOAR LLP APPEARS HERE]

                                October 22, 1996


Avalon Properties, Inc.
15 River Road
Wilton, CT  06897

Ladies and Gentlemen:

     This opinion is furnished in connection with the offering and sale of 4,300,000 shares (the "Shares") of 8.96% Series B Cumulative Redeemable Preferred Stock, par value $.01 per shares (the "Shares") of Avalon Properties, Inc., a Maryland corporation (the "Company") pursuant to a Prospectus Supplement dated October 17, 1996 and a Prospectus dated February 13, 1996 filed by the Company pursuant to the Securities Act of 1933, as amended (the "Securities Act").

     In connection with rendering this opinion, we have examined the Articles of Incorporation, as heretofore amended and restated and including Articles Supplementary with respect to the Shares filed with State Department of Assessments and Taxation of the State of Maryland on October 21, 1996, and the Amended and Restated Bylaws of the Company; such records of the corporate proceedings of the Company as we deemed material; a registration statement on Form S-11 under the Securities Act relating to the Shares, No. 333-00766 (as amended, the "Registration Statement"), the prospectus contained therein and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

     We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America, The Commonwealth of Massachusetts and the Maryland General Corporation Law.

     Based upon the foregoing, we are of the opinion that the Shares are legally issued, fully paid and nonassessable.

     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.
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             [GOODWIN, PROCTOR & HOAR LLP LETTERHEAD APPEARS HERE]

Avalon Properties, Inc.
October 22, 1996
Page 2


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

                                             Very truly yours,



                                             GOODWIN, PROCTER & HOAR